DMFIRM #411418751 v2 Atlanta | Baltimore | Boulder | Delaware | Denver | Las Vegas | Los Angeles | Minneapolis | New Jersey | New York | Philadelphia Phoenix | Salt Lake City | Sioux Falls | Washington, DC | www.ballardspahr.com March 4, 2024 Potomac Electric Power Company 701 Ninth Street, N.W. Washington, District of Columbia 20068 Re: $375,000,000 aggregate principal amount of First and Refunding Mortgage Bonds, 5.200% Series due 2034 and $300,000,000 aggregate principal amount of First and Refunding Mortgage Bonds, 5.500% Series due 2054 Ladies and Gentlemen: We have acted as counsel to Potomac Electric Power Company, a District of Columbia and Virginia corporation (the “Company”), in connection with the issuance and sale by the Company of $375,000,000 aggregate principal amount of its First and Refunding Mortgage Bonds, 5.200% Series due 2034 and $300,000,000 aggregate principal amount of First and Refunding Mortgage Bonds, 5.500% Series due 2054 (together, the “Bonds”), covered by the Registration Statement on Form S-3, No. 333-266487-03 (the “Registration Statement”), filed under the Securities Act of 1933, as amended, by the Company with the Securities and Exchange Commission (“Commission”) on August 3, 2022, as amended by Post- Effective Amendment No. 1 and Post-Effective Amendment No. 2, as filed with the Commission on February 20, 2024 and February 21, 2024, respectively. The Bonds were issued under the Company’s Mortgage and Deed of Trust, dated as of July 1, 1936, from the Company to The Bank of New York Mellon (as successor trustee to The Riggs National Bank of Washington, D.C.), as trustee, as amended and supplemented by various supplemental indentures, including the Supplemental Indenture to the Mortgage and Deed of Trust, dated as of February 15, 2024, relating to the issuance of the Bonds (such Mortgage and Deed of Trust, as so amended and supplemented, the “Mortgage”) and sold pursuant to the Underwriting Agreement, dated February 26, 2024, among the Company and Goldman Sachs & Co. LLC, Scotia Capital (USA) Inc. and U.S. Bancorp Investment, Inc. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Restated Articles of Incorporation of the Company, and (iii) the Bylaws of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

Potomac Electric Power Company March 4, 2024 Page 2 DMFIRM #411418751 v2 In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that: 1. The Company is duly incorporated and validly existing under the laws of the District of Columbia and the Commonwealth of Virginia; and 2. The Bonds are legally issued and binding obligations of the Company entitled to the benefits under the Mortgage and enforceable against the Company in accordance with their respective terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the law of any jurisdiction other than the Commonwealth of Virginia, the State of New York, the District of Columbia and the Federal laws of the United States. We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement, and to the use therein of this firm’s name under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. Very truly yours,